Exhibit 1.1

SYNCHRONYSERIES CLASS A(2026-3)

SYNCHRONY CARD ISSUANCE TRUST

(Issuer)

SYNCHRONY CARD FUNDING, LLC
(Depositor)

UNDERWRITING AGREEMENT

BofA Securities, Inc.

One Bryant Park, 11th Floor

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue, 8th Floor

New York, New York 10019

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

each acting on behalf of itself and

as Representative of the several

Underwriters named in Annex I

to this Agreement

(together, the “Representatives”)

November 9, 2026

Ladies and Gentlemen:

Synchrony Card Funding, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), proposes to cause Synchrony Card Issuance Trust (the “Issuer”) to issue and sell from time to time notes of the series, classes and tranches designated in Annex I (the “Notes”). The offering of the Notes by the Underwriters pursuant to this Agreement and the Terms Document is referred to herein as the “Note Offering.” The Company is a wholly-owned subsidiary of Synchrony Bank (the “Bank”).

The Issuer is a Delaware statutory trust operated pursuant to (a) an Amended and Restated Trust Agreement, dated as of May 1, 2018 (as amended, the “Trust Agreement”), among the Company, Citibank, N.A., as the Trustee (the “Trustee”) and Citicorp Trust Delaware, National Association, as the Delaware Trustee (the “Delaware Trustee”), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on November 30, 2017. The Notes will be issued pursuant to an Amended and Restated Master Indenture, dated as of May 1, 2018 (the “Master Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), as supplemented by the SynchronySeries Indenture Supplement, dated as of September 26, 2018 (as amended or supplemented from time to time, the “Indenture Supplement”), Supplement No. 1 to Amended and Restated Master Indenture, dated as of May 20, 2024 (“Supplement No. 1”) and the Class A(2026-3) Terms Document to be dated on or about the Closing Date (the “Terms Document” and, together with the Master Indenture, the Indenture Supplement and Supplement No. 1, the “Indenture”).

The assets of the Issuer include, among other things, certain amounts due (the “Receivables”) on a pool of revolving credit card accounts of the Bank.

The Receivables are transferred by the Company to the Issuer pursuant to the Amended and Restated Transfer Agreement, dated as of May 1, 2018 (the “Transfer Agreement”), between the Company and the Issuer. The Receivables transferred to the Issuer by the Company were acquired by the Company from the Bank pursuant to an Amended and Restated Receivables Sale Agreement, dated as of May 1, 2018 (the “Receivables Sale Agreement”), between the Company and the Bank. The Bank, as servicer (the “Servicer”), has agreed to conduct the servicing, collection and administration of the Receivables owned by the Issuer pursuant to an Amended and Restated Servicing Agreement, dated as of May 1, 2018 (the “Servicing Agreement”), between the Issuer and the Servicer.

The Issuer will provide for the review of certain of the Receivables and Accounts for compliance with the representations and warranties made about them in certain circumstances under an Asset Representations Review Agreement, dated as of August 15, 2018 (the “Asset Representations Review Agreement”) among the Issuer, the Company, the Bank and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”).

The Bank, as an “originator” (as defined in each of the EU Securitization Regulation and the UK Securitization Framework) will also make certain representations, warranties and covenants to the Issuer in connection with the EU Securitization Regulation and the UK Securitization Framework (as defined below) in each case, as in effect and applicable on the Closing Date, (with the Indenture Trustee as a third party beneficiary solely for the purpose of obtaining the benefits of those representations, warranties and covenants) pursuant to a Risk Retention Agreement, having the date stated in Annex I (as amended or supplemented from time to time, the “Risk Retention Agreement”), among the Bank, the Company and the Issuer. As used in this paragraph (i) “EU Securitization Regulation” refers to Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union directives and regulations, as amended and (ii) “UK Securitization Framework” means, collectively, (A) the Securitisation Regulations 2024 (as amended), (B) the securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority (as amended), (C) the securitisation part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended), and (D) relevant provisions of the Financial Services and Markets Act 2000 (as amended), in each case as further amended, supplemented or replaced.

The Bank has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the Transfer Agreement, the Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of November 30, 2017 (the “Administration Agreement”), between the Bank, as administrator and the Issuer. The Trust Agreement, the Indenture, the Transfer Agreement, the Receivables Sale Agreement, the Servicing Agreement, the Asset Representations Review Agreement, the Risk Retention Agreement and the Administration Agreement are referred to herein, collectively, as the “Transaction Documents.”

To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Master Indenture, Indenture Supplement, Supplement No. 1 or Terms Document as applicable.

For purposes of this Agreement and all related documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date mean such amount at the close of business on such day; (e) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), a registration statement on Form SF-3 (having the registration number 333-280854), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Notes and the offering thereof in accordance with Rule 415 under the Act. If any post-effective amendment to such registration statement has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of such registration statement pursuant to Rule 430D under the Act, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430D under the Act, is referred to in this Agreement as the “Registration Statement.” The Registration Statement has been declared effective by the Commission not more than three years prior to Date of Sale (as defined below).

The Company also prepared and filed with the Commission pursuant to Rule 424(h) under the Act (“Rule 424(h)”) a preliminary prospectus relating to the Notes as described on Annex I (as amended or supplemented and including all documents incorporated by reference in the preliminary prospectus, together, the “Preliminary Prospectus”). The Company has delivered the Preliminary Prospectus to the Underwriters in accordance with the provisions hereof. The Preliminary Prospectus was filed with the Commission according to Rule 424(h), at least three Business Days prior to the Date of Sale, together with the information referred to under the caption “Static Pool Information” therein regardless of whether it is deemed a part of the Registration Statement or the Prospectus.

At or before the time that the Representatives entered into the first “Contract of Sale” (within the meaning of Rule 159 under the Act) with investors in the Notes (the “Date of Sale”), the Company prepared the Preliminary Prospectus and Permitted Additional Information listed on Annex I with respect to such Notes (collectively, the “Date of Sale Information”). If, subsequent to the Date of Sale and prior to the Closing Date, the Preliminary Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company has prepared and delivered to the Underwriters a Corrected Prospectus (as defined below), then “Date of Sale” will refer to the time of entry into the first new “Contract of Sale” and the “Date of Sale Information” will refer to the information available to purchasers at least 48 hours prior to the Date of Sale, including any information that corrects the material misstatements or omissions (the “Corrected Prospectus”).

The Company will file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement, or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), together with any amendment thereof or supplement thereto, hereinafter referred to as the “Prospectus”) relating to the Notes and the method of distribution thereof.

1.                  Representations and Warranties. The Company represents and warrants to and agrees with each Underwriter, as of the date hereof, that:

(a)               (i) The conditions to the use by the Company of a registration statement on Form SF-3 under the Securities Act, as stated in the Registrant Requirements in the General Instructions to Form SF-3, have been satisfied. The conditions to the offering of the Notes under a registration statement on Form SF-3 under the Securities Act, as stated in the Transaction Requirements in the General Instructions to Form SF-3, shall be satisfied as of the Closing Date. The Company has paid the registration fee for the Notes according to Rule 456 of the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

(ii)              As of the Closing Date, the Registration Statement, the Preliminary Prospectus, the Prospectus and the Ratings FWP (as defined below), except with respect to any modification as to which the Representatives have been notified, shall be in all substantive respects in the form furnished to the Representatives or their counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus that has previously been furnished to the Representatives) as the Company or the Bank has advised the Representatives, before such date, will be included or made therein.

(iii)            (A) The Registration Statement, as of the Effective Date, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; (B) on the date of this Agreement, the Registration Statement and the Prospectus conform, and as of the time of filing the Prospectus pursuant to Rule 424(b), the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and of the Trust Indenture Act of 1939, as amended; (C) the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (D) the Prospectus as of its date, and as of the time of filing pursuant to Rule 424(b), and as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee and (II) anything contained in or omitted from such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof, which information consists solely of the Underwriters’ Information listed on Annex I (the “Underwriters’ Information”); provided, further, that this clause (a)(iii) makes no representation and warranty as to the Date of Sale Information (the Date of Sale Information being covered by clause (b) below).

(iv)             The Company filed with the Commission according to Rule 424(h) the Preliminary Prospectus, at least three Business Days prior to the Date of Sale.

(b)               The Date of Sale Information, as of its date and at the Date of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from the Preliminary Prospectus based upon Underwriters’ Information.

(c)               Other than with respect to the Preliminary Prospectus, the Prospectus, the Permitted Additional Information (as defined below) and any Underwriter Additional Information (as defined in Section 8(b)), the Issuer (including its agents and representatives) has not made, used, authorized or approved and will not make, use, authorize or approve any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes.

(d)               The Notes will conform to the description thereof contained in the Preliminary Prospectus and the Prospectus and as of the Closing Date will be duly and validly authorized and, when validly executed, countersigned, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Indenture.

(e)               Neither the issuance nor sale of the Notes nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with any statute, order or regulation applicable to the Company with respect to the offering of the Notes by any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

(f)                This Agreement has been duly authorized, executed and delivered by the Company.

(g)              The Company was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.

(h)               The Company has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by the Company to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 (“Rule 17g-5”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has complied with the 17g-5 Representation, other than any breach of the 17g-5 Representation (a) that would not have a material adverse effect on the Notes or (b) arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(d).

(i)                 The Company has complied with Rule 193 of the Act in all material respects in connection with the offering of the Notes.

(j)                 Neither the Company nor any of its affiliates has engaged any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the Receivables in connection with the issuance and offering of the Notes.

(k)               The Bank is the appropriate entity to comply, has complied and will continue to comply in all material respects with the requirements imposed on the sponsor of a securitization transaction in accordance with the final rules contained in Regulation RR, 17 C.F.R. § 246.1, et seq. (the “Credit Risk Retention Rules”), implementing the credit risk retention requirements of Section 15G of the Exchange Act either directly or (to the extent permitted by the Credit Risk Retention Rules) through a Wholly-Owned Affiliate (as defined in the Credit Risk Retention Rules). The Company, as a Wholly-Owned Affiliate (as defined in the Credit Risk Retention Rules) of the Bank, complies, as of the date hereof, and will comply, as of the Closing Date, with the Credit Risk Retention Rules with respect to the Notes, including (1) maintaining a “seller’s interest” (as defined in the Credit Risk Retention Rules) in the Issuer in an amount not less than 5% of the aggregate unpaid principal balance of all outstanding investor “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer, determined in accordance with the Credit Risk Retention Rules, without any impermissible transfer, hedging or financing of such retained interests and (2) satisfying the disclosure requirements of the Credit Risk Retention Rules. For the avoidance of doubt, no Underwriter shall have any obligation to provide disclosures under, or ensure the Bank’s compliance with, the Credit Risk Retention Rules.

2.                  Purchase and Sale.

(a)               On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price specified in Annex I, the principal amount of Notes set forth opposite such Underwriter’s name in Annex I.

(b)               The parties hereto agree that the settlement for all securities pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

3.                  Delivery and Payment. Delivery of and payment for the Notes to be purchased by each Underwriter hereunder shall be made by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof in immediately available funds. Such delivery shall occur at the office of Mayer Brown LLP, New York, New York or such other place as the Representatives and the Company may agree upon in writing. The “Closing Date” as used herein shall be set forth in Annex I. The time and date of such delivery shall be set forth in Annex I or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery.” The Notes shall be represented by global notes, registered in the name of Cede & Co., as nominee for The Depository Trust Company. Such global notes will be made available for inspection at least twenty-four hours prior to the Time of Delivery in New York, New York.

4.                  Offering by the Underwriters.

(a)               It is understood that each Underwriter shall offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus.

(b)               Each Underwriter, severally and not jointly, represents and warrants that it has complied in all material respects, and agrees that it will comply in all material respects, with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Notes or distributes the Prospectus. Furthermore, such Underwriter shall comply with all applicable laws and regulations in connection with all offers, solicitations and sales of the Notes and the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 under the Act.

(c)               Each Underwriter, severally and not jointly, represents and agrees that, (a) it has not delivered, and will not deliver without the prior written consent of the Company, any written Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not communicated, and will not communicate without the prior written consent of the Company, orally any Rating Information to any Hired NRSRO or other nationally recognized statistical rating organization; provided, for the avoidance of doubt, that if an Underwriter receives an oral communication from a Hired NRSRO or any other nationally recognized statistical rating organization, such Underwriter is authorized to inform such Hired NRSRO or other nationally recognized statistical rating organization that it will respond to the oral communication with a designated representative from the Company or refer such Hired NRSRO or other nationally recognized statistical rating organization to the Company, who may respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a Hired NRSRO that could reasonably be determined to be relevant to (a) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables, in each case as contemplated by Rule 17g-5(a)(3)(iii)(C).

(d)               Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Company, as of the date hereof, that neither it nor any of its affiliates has engaged any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the Receivables in connection with the issuance and offering of the Notes.

5.                  Agreements. The Company agrees with each Underwriter that:

(a)               The Company shall file pursuant to Rule 424(b) with the Commission the Prospectus and the certifications and transaction documents necessary to satisfy the conditions for the offering of the Notes under Form SF-3, as stated in the General Instructions to Form SF-3, and prior to the termination of the Note Offering, also shall advise the Representatives of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Notes.

(b)               If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly shall deliver the final Corrected Prospectus (and any information that corrects the material misstatements or omissions) to the Representatives before the new Date of Sale to allow the Underwriters to deliver the final Corrected Prospectus (and any information that corrects the material misstatements or omissions) to each investor at least 48 hours before the new Date of Sale, and the Company shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

(c)               The Company will furnish to the Representatives a copy of the related Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealers may be required by the Act, as many copies of the Prospectus as the Underwriters may reasonably request.

(d)               The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Representatives to qualify the Notes for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the initial distribution of the Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now so subject.

(e)               If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriters for any reasonable expenses (excluding fees of the Underwriters’ counsel) reasonably incurred by it in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives have reasonably requested pursuant to Section 5(d), for any fees charged by investment rating agencies for the rating of the Notes, and for expenses incurred in distributing the Prospectus to the Underwriters. If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes. Except as herein provided, the Underwriters shall be responsible for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the Notes.

(f)                The Company will file with the Commission any Underwriter Free Writing Prospectus delivered to it by the Underwriters for filing if such filing is required by Rule 433(d) under the Act.

(g)               The Company will comply with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(c).

6.                  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, to the accuracy of the statements of the Company made in any applicable officers’ certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions applicable to the Note Offering:

(a)               No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, threatened by the Commission.

(b)               The Company shall have furnished to the Representatives a certificate of the Company, signed by the President, any Vice President, or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Transaction Documents to which the Company is a party, and that, to the best of such person’s knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Transaction Documents to which the Company is a party are true and correct in all material respects, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)               The Representatives shall have received on the Closing Date a signed opinion of Mayer Brown LLP, special New York counsel for the Company, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                 the Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby;

(ii)              the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which the Company is a party have been duly authorized by all necessary action on the part of the Company;

(iii)            each of the Transaction Documents to which the Company, the Bank or the Issuer (each, a “Specified Entity” and collectively, the “Specified Entities”) is a party constitutes a legal, valid and binding obligation of each such Specified Entity that is a party thereto, enforceable against each such Specified Entity in accordance with its terms; provided, that no such opinion need be expressed with respect to the Trust Agreement;

(iv)             the execution and delivery by each Specified Entity of this Agreement and the Transaction Documents to which it is a party, and the consummation by each Specified Entity of the transactions contemplated thereby, will not violate any applicable statutory law or governmental rule or regulation;

(v)               the execution and delivery by each Specified Entity of this Agreement and the Transaction Documents to which it is a party do not, or did not, as applicable, and the consummation by each Specified Entity of the transactions contemplated thereby to occur on the date of the opinion will not, require any consent, authorization or approval of, the giving of notice to or registration with any governmental entity, except such as may have been made and such as may be required under the Federal securities laws, the blue sky laws of any jurisdiction or the Uniform Commercial Code of any state;

(vi)             the execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party do not, or did not, as applicable, and the consummation by the Company of the transactions contemplated thereby to occur on the date of the opinion will not violate or contravene or constitute a default under any term or provision of the certificate of formation or the limited liability company agreement of the Company;

(vii)          each of the Notes is in due and proper form, and when executed, authenticated and delivered as specified in the Indenture, and delivered against payment of the consideration specified herein, each of the Notes will be validly issued and outstanding, will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and will be entitled to the benefits of the Indenture;

(viii)        the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies as to form with the TIA and the rules and regulations of the Commission thereunder;

(ix)             the Registration Statement, as of its Effective Date and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations under the Act, except that (i) such counsel need not express any opinion as to (A) the financial and statistical data included therein or excluded therefrom, (B) any other documents or information incorporated by reference in the Registration Statement or the Prospectus, (C) any exhibits to the Registration Statement and (D) compliance by the Company and each issuing entity previously established, directly or indirectly, by the Company or any affiliate of the Company with the registrant requirements set forth in General Instruction I.A.2 of Form SF-3 as of any required date and (ii) except as and to the extent set forth in paragraphs (xi) and (xii) below, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus;

(x)               the Registration Statement became effective under the Act not more than three (3) years prior to the Closing Date, and the Prospectus has been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b); to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and the Prospectus and no proceedings for that purpose have been instituted;

(xi)             the statements in the Prospectus under the headings “The Trust—Perfection and Priority of Security Interests,” “—Conservatorship and Receivership of Synchrony Bank,” “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” and “Structural Summary—Certain Considerations for ERISA and Other U.S. Employee Benefit Plans,” to the extent they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

(xii)          this Agreement, the Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus; and

(xiii)        the Issuer (A) is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as of the Closing Date, the Issuer satisfies the requirements to rely on the exemption from the definition of “investment company” provided by Rule 3a-7 of the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer and (B) is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, a “covered fund” as defined in the final regulations issued on December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(d)               The Representatives shall have received on the Closing Date a signed opinion of Paul Clancy, Special Transaction Counsel for the Bank, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                 the Bank is duly organized and validly existing as a federal savings association in good standing under the laws of the United States of America;

(ii)              the Bank is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations under the Servicing Agreement, the Receivables Sale Agreement, the Administration Agreement, the Risk Retention Agreement, this Agreement and the Asset Representations Review Agreement;

(iii)            the Bank has all requisite banking power and authority to execute, deliver and perform its obligations under the Servicing Agreement, the Receivables Sale Agreement, the Asset Representations Review Agreement, the Risk Retention Agreement, the Administration Agreement and this Agreement and to consummate the transactions provided for therein;

(iv)             the execution, delivery and performance by the Bank of the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement and the Administration Agreement and the consummation of the transactions provided for therein have been duly authorized by all requisite action on the part of the Bank;

(v)               each of the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement and the Administration Agreement has been duly executed and delivered by a duly authorized officer of the Bank;

(vi)             the execution, delivery and performance by the Bank of each of the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement and the Administration Agreement and the consummation of the transactions contemplated thereby do not and will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under: (a) the charter of the Bank, (b) to such counsel’s knowledge, and without any special investigation for this purpose, any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which the Bank is a party or by which the Bank is bound or (c) to such counsel’s knowledge, and without any special investigation for this purpose, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over the Bank;

(vii)          the execution, delivery and performance by the Bank of each of the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement and the Administration Agreement and the consummation of the transactions contemplated thereby do not and will not, to the best of such counsel’s knowledge, result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any property or assets of the Bank, except as contemplated by the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement and the Administration Agreement;

(viii)        no authorization, approval, consent, order, registration, qualification or license of or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign, or third party is required for the performance by the Bank of all of its obligations under the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement and the Administration Agreement, or the consummation by the Bank of the transactions contemplated by the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement and the Administration Agreement; and

(ix)             there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best of such counsel’s knowledge, threatened, against or affecting the Bank (a) asserting the invalidity of the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement or the Administration Agreement or (b) that might materially and adversely affect the performance by the Bank of its obligations under, or the validity or enforceability of, the Servicing Agreement, the Receivables Sale Agreement, the Risk Retention Agreement, the Asset Representations Review Agreement, this Agreement or the Administration Agreement.

(e)               The Representatives shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, P.A., counsel for the Trustee, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                 the Trustee is validly existing as a national banking association under the federal laws of the United States of America and has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby;

(ii)              the Trust Agreement has been duly authorized, executed and delivered by the Trustee;

(iii)            neither the execution, delivery and performance by the Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Trustee; and

(iv)             neither the execution, delivery and performance by the Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Trustee contemplated thereby, is in violation of the articles of association or bylaws of the Trustee or of the laws of the State of Delaware or of the federal laws of the United States of America governing the trust powers of the Trustee.

(f)                The Representatives shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                 the Delaware Trustee is validly existing as a national banking association under the federal laws of the United States of America and has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby;

(ii)              the Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee;

(iii)            neither the execution, delivery and performance by the Delaware Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Delaware Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Delaware Trustee; and

(iv)             neither the execution, delivery and performance by the Delaware Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Delaware Trustee contemplated thereby, is in violation of the articles of association or bylaws of the Delaware Trustee or of the laws of the State of Delaware or of the federal laws of the United States of America governing the trust powers of the Delaware Trustee.

(g)               The Representatives shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                 the Issuer has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Delaware Statutory Trust Act”), and has the power and authority under the Trust Agreement and the Delaware Statutory Trust Act to execute, deliver and perform its obligations under the Indenture, the Servicing Agreement, the Transfer Agreement, the Administration Agreement and the Custody and Control Agreement, dated as of November 30, 2017, among the Indenture Trustee, the Issuer, and The Bank of New York Mellon, as Custodian (the “Custody and Control Agreement”);

(ii)              the Indenture, the Servicing Agreement, the Transfer Agreement, the Administration Agreement, the Asset Representations Review Agreement, the Risk Retention Agreement, the Custody and Control Agreement and the Notes have been duly authorized and executed by the Issuer;

(iii)            the Trust Agreement is a legal, valid and binding obligation of the Company, the Trustee and the Delaware Trustee, enforceable against the Company, the Trustee and the Delaware Trustee, in accordance with its terms;

(iv)             neither the execution, delivery or performance by the Issuer of the Indenture, the Servicing Agreement, the Transfer Agreement, the Administration Agreement or the Custody and Control Agreement, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Secretary of State;

(v)               neither the execution, delivery or performance by the Issuer of the Indenture, the Servicing Agreement, the Transfer Agreement, the Administration Agreement or the Custody and Control Agreement, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;

(vi)             under § 3805(b) of the Delaware Statutory Trust Act, no creditor of any Holder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement;

(vii)          under § 3805(c) of the Delaware Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a Holder (including the Company in its capacity as such) has no interest in specific Issuer property; and

(viii)        under the Delaware Statutory Trust Act, the Issuer is a separate legal entity and the Issuer rather than the Holders will hold whatever title to the Issuer property as may be conveyed to it from time to time pursuant to the Transfer Agreement, except to the extent that the Issuer has taken action to dispose of or otherwise transfer or encumber any part of the Issuer property; and

(ix)             under § 3808(a) and (b) of the Delaware Statutory Trust Act, the Issuer may not be terminated or revoked by any Holder, and the dissolution, termination or bankruptcy of any Holder shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

(h)               The Representatives shall have received on the Closing Date a signed opinion of Chapman and Cutler LLP, special New York counsel for The Bank of New York Mellon, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                 The Bank of New York Mellon is validly existing as a New York banking corporation under the laws of the State of New York, and has full power and authority to execute, deliver and perform its obligations under the Indenture and the Custody and Control Agreement;

(ii)              none of the execution, delivery or performance by The Bank of New York Mellon, in its respective capacities, as applicable, of the Indenture and the Custody and Control Agreement, nor the compliance with the terms and provisions thereof, or the performance of its obligations thereunder, conflicts with or results in a breach of or constitutes a default under any of the terms, conditions or provisions of any law, government rule or regulation, of the United States of America or the State of New York governing the banking and trust powers of The Bank of New York Mellon;

(iii)            the execution and delivery by The Bank of New York Mellon, in its respective capacities, as applicable, of the Indenture and the Custody and Control Agreement does not, and the performance by it of its obligations thereunder will not, require approval from or any filing with any governmental authority under the federal law of the United States of America or the State of New York, that has not been given or obtained on or prior to the date of the opinion;

(iv)             the performance by The Bank of New York Mellon, in its respective capacities, as applicable, of its obligations under the Indenture and the Custody and Control Agreement and the consummation of the transactions contemplated thereby will not result in any breach or violation of its organizational documents or bylaws;

(v)               each of the Indenture and the Custody and Control Agreement has been duly authorized, executed and delivered by The Bank of New York Mellon, in its respective capacities, as applicable;

(vi)             the Indenture and the Custody and Control Agreement are valid and legally binding agreements, enforceable in accordance with their terms against The Bank of New York Mellon, in its respective capacities; and

(vii)          the Notes have been validly authenticated and delivered by the Indenture Trustee in accordance with the Master Indenture.

(i)                 The Representatives shall have received a signed negative assurance letter, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, by Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(j)                 The Representatives shall have received on the Closing Date (i) signed opinions of Mayer Brown LLP, special New York counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to the Representatives, relating to (A) certain insolvency and bankruptcy matters and (B) federal income tax matters and (ii) a signed negative assurance letter, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, relating to the Registration Statement, the Preliminary Prospectus, the Prospectus and the Ratings FWP (as defined below).

(k)               The Representatives shall have received on the Closing Date a signed opinion of Sheryl Johnson, General Counsel of the Asset Representations Reviewer, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated as of the Closing Date and addressed to the Representatives to the effect that:

(i)                 the Asset Representations Reviewer is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of Delaware;

(ii)              the Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement;

(iii)            the Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under the Asset Representations Review Agreement and the Asset Representations Reviewer has authorized the execution, delivery and performance of the Asset Representations Review Agreement;

(iv)             the Asset Representations Review Agreement has been duly executed and delivered by the Asset Representations Reviewer and the Asset Representations Review Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer, enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles;

(v)               the completion of the transactions contemplated by the Asset Representations Review Agreement and the performance of the Asset Representations Reviewer’s obligations under the Asset Representations Review Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law, or to such counsel’s knowledge, an order, rule or regulation of a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement; and

(vi)             to such counsel’s knowledge, after due inquiry, there are no proceedings or investigations pending or threatened in writing before a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of the Asset Representations Review Agreement, (ii) seeking to prevent the completion of the transactions contemplated by the Asset Representations Review Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, the Asset Representations Review Agreement.

(l)                 The Representatives shall have received a letter, dated on or before the Closing Date or such other date as may be agreed upon between the Representatives and the Company, from certified public accountants (who shall be satisfactory to the Representatives), substantially in the form previously approved by the Representatives.

(m)             The Notes shall have received the ratings specified in the Ratings FWP (as defined below).

(n)              Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Representatives may reasonably request.

(o)               Subsequent to the date of the Prospectus, there shall not have been any material adverse change in the business or properties of the Company which in the Representatives’ reasonable judgment, after consultation with the Company, materially impairs the investment quality of the Notes so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Notes as contemplated by the Prospectus.

(p)               The Company shall have timely complied with all requirements of Rules 15Ga-2 and 17g-10 under the Exchange Act, to the extent applicable to the transaction contemplated by this Agreement, to the satisfaction of the Representatives.

7.                  Indemnification and Contribution.

(a)               The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (a “Controlling Person”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), (iii) the Prospectus or (iv) any Permitted Additional Information, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and Controlling Person for any legal or other expenses reasonably incurred by such Underwriter or such Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither the Company nor the Bank will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information (as defined in Annex I) and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus shall not inure to the benefit of any Underwriter (or any Controlling Person) from whom the person asserting any loss, claim, damage or liability purchased the Notes that are the subject thereof if the untrue statement or omission of a material fact contained in such Prospectus was corrected (a “Corrected Statement”) in a Corrected Prospectus and such Corrected Prospectus was furnished by the Company to such Underwriter prior to the delivery of the confirmation of the sale of such Notes, but such Underwriter did not furnish such Corrected Prospectus to such investor prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Company or the Bank may otherwise have.

(b)               Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Bank, each of their respective directors and officers who signs the Registration Statement relating to the Notes, and each person who controls the Company or the Bank within the meaning of the Act or the Exchange Act (i) to the same extent as the foregoing indemnities from the Company and the Bank to such Underwriter, but only with reference to the Underwriters’ Information; (ii) with respect to the failure on the part of such Underwriter to deliver to any investor with whom such Underwriter entered into a Contract of Sale, prior to the date such investor entered into such Contract of Sale, the Preliminary Prospectus and (iii) any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Additional Information, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Company, the Issuer and the Bank, and each person who controls the Company, the Issuer or the Bank within the meaning of the Act or the Exchange Act for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that in the case of this subclause (iii), no Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based on any such untrue statement of a material fact or alleged untrue statement of a material fact or any such omission or alleged omission in any Underwriter Additional Information in reliance upon and in conformity with (x) any written information furnished to the related Underwriter by the Company or the Bank specifically for use therein or (y) the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Company or the Bank to the related Underwriter within a reasonable period of time prior to the time of use of such Underwriter Additional Information that gave rise to the related loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)               Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission or failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 or otherwise, except and to the extent of any prejudice to the indemnifying party arising from such failure to provide notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel deemed necessary by such separate counsel, if any) approved by the indemnified party in the case of paragraph (a) or (b) of this Section 7, representing the indemnified parties under paragraph (a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d)               If the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or the Underwriters, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company, the Bank and the Underwriters may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other from the offering of the Notes but also the relative fault of the Company and the Bank on the one hand and of the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Notes received by the Company and the Bank bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes. The relative fault of the Company and the Bank on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Additional Information or the omission or alleged omission to state a material fact therein necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading relates to information supplied by the Company or the Bank or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount pursuant to this Agreement in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e)               The Company, the Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(c); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party reasonably believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

Notwithstanding anything to the contrary in Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Controlling Person shall have the same rights to contribution as that Underwriter, and each person who controls the Company or the Bank within the meaning of either the Act or the Exchange Act, each officer of the Company or the Bank who shall have signed the Registration Statement and each director of the Company or the Bank shall have the same rights to contribution as the Company or the Bank, as applicable, subject in each case to the immediately preceding sentence of this paragraph.

8.                  Offering Communications

(a)               For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rule 405 under the Act. “Permitted Additional Information” shall mean the free writing prospectus dated November 4, 2026 with respect to the ratings on the Notes (the “Ratings FWP”), and any information that is included in any road show presentation the Issuer, the Company or the Bank has approved.

(b)               Other than the Preliminary Prospectus, Prospectus and the Permitted Additional Information, each Underwriter represents, warrants and agrees with the Bank and the Company that: (i) it has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to, any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; and (ii) it shall, for a period of at least three years after the date hereof, maintain written and/or electronic records regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade. Notwithstanding the foregoing, the Company agrees that (A) the Underwriters may disseminate information on Bloomberg to prospective investors relating solely to (i) information of the type identified in Rule 134 under the Act, (ii) information included in the Preliminary Prospectus, (iii) the status of allocations and subscriptions of the Notes, expected pricing parameters of the Notes and the yields and weighted average lives of the Notes, and (iv) information constituting final terms of the Notes within the meaning of Rule 433(d)(5)(ii) under the Act (each such communication, an “Underwriter Free Writing Prospectus”); provided, that in the case of the foregoing clauses (i) through (iv), other than the final pricing terms, such Underwriter Free Writing Prospectus would not be required to be filed with the Commission, and (B) each Underwriter is permitted to provide information customarily included in confirmations of sales of securities and notices of allocations and information delivered in compliance with Rule 172 under the Act (the information described in clauses (A) and (B), collectively, the “Underwriter Additional Information”).

(c)               Each Underwriter severally represents, warrants and agrees with the Company, the Issuer and the Bank that:

(i)                 each Underwriter Additional Information prepared by it will not, as of the date such Underwriter Additional Information was conveyed or delivered to any prospective purchaser of the Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information which was included in the Preliminary Prospectus, the Prospectus or any written information furnished to the related Underwriter by the Company or the Issuer expressly for use therein, which information was not corrected by information subsequently provided by the Company or the Issuer to the related Underwriter prior to the time of use of such Underwriter Additional Information;

(ii)              each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) under the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and

(iii)            except as otherwise agreed to by the Company, each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Company no later than the date of first use and, unless otherwise agreed to by the Company and the related Underwriter, such delivery shall occur no later than the close of business for the Bank (Eastern Time) on the date of first use; provided, however, that if the date of first use is not a Business Day, such delivery shall occur no later than the close of business for the Bank (Eastern Time) on the first Business Day preceding such date of first use.

(d)               In the event that any Underwriter uses the Internet or other electronic means to offer or sell the Notes, it severally represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act.

9.                  Agreement of each Underwriter. (a) Each Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172 under the Act, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 under the Act informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 9(a); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Company in a single electronic file in ..pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

(b)               Prior to the Closing Date, each Underwriter shall notify the Bank and the Company of (i) the date on which the Preliminary Prospectus is first used and (ii) the date of the first Contract of Sale to which such Preliminary Prospectus relates.

(c)               Each Underwriter represents and agrees (i) that it did not enter into any commitment to sell any Notes prior to the Date of Sale, it did not enter into any Contract of Sale for any Notes prior to the Date of Sale and, without limiting the foregoing, it did not enter into a Contract of Sale with an investor in the Notes prior to forty-eight (48) hours after the delivery of the Preliminary Prospectus to such investor and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to such Underwriter by the Company or by the Bank), prior to the applicable date of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

(d)               In the event the Company or any Underwriter becomes aware that, as of the Date of Sale, any Date of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state any material fact necessary in order to make the statements contained therein in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the party making such discovery shall promptly notify the other party of such untrue statement or omission no later than one Business Day after discovery and the Company shall prepare and deliver to the Underwriters a Corrected Prospectus. Each Underwriter shall deliver such Corrected Prospectus in a manner reasonably acceptable to both parties, to any Person with whom a Contract of Sale was entered into based on such Defective Prospectus, and such Underwriter shall provide any such Person with adequate disclosure of the Person’s rights under the existing Contract of Sale and a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus

(e)               With respect to any Notes to be sold to investors located in Canada by an Underwriter, such Notes have been and will be offered (i) only in a manner exempt from the prospectus requirements of the applicable securities laws in the province or territory of Canada in which such Notes are sold and the respective regulations and rules under such laws together with applicable published policy statements and orders of the applicable securities commission or securities regulatory authority in such province or territory, and (ii) only to purchasers in the Provinces of Alberta, British Columbia, Ontario and Québec (the “Qualifying Provinces”) purchasing, or deemed to be purchasing, as principals that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

(f)                With respect to any Notes to be sold to investors located in the Qualifying Provinces by an Underwriter, such Underwriter will provide to the Issuer all information with respect to the purchasers of the Notes in the Qualifying Provinces as may be requested by the Issuer for purposes of completing and filing a Form 45-106F1 in connection with the sale of the Notes in the Qualifying Provinces.

10.              Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Notes that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal balance of Notes that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Notes set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all of the Notes, this Agreement will terminate without liability to the nondefaulting Underwriters or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date for the Notes shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

11.              Termination. (a) This Agreement shall be subject to termination by notice given to the Company, if the sale of the Notes provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 11, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Notes.

(b)               The obligations of the Underwriters to purchase the Notes on the Closing Date shall be terminable by an Underwriter by written notice delivered by the Representatives to the Company and the Bank if at any time on or before the Closing Date (a) a general moratorium on commercial banking activities in New York shall have been declared by any of Federal or New York state authorities, (b) trading in securities generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices or ranges of prices, shall be established by such exchange or by order of the Commission, (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriters’ reasonable judgment, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Company under Section 5(e) and Section 7) be released and discharged from their respective obligations under this Agreement.

12.              Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company, the Bank or their respective officers and of the Representatives set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or Controlling Persons, and will survive delivery of and payment for the related Notes. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

13.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Note from the Underwriters shall be deemed a successor or assign by reason of such purchase.

14.              APPLICABLE LAW. (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)       EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 17 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)       BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.              Miscellaneous. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

16.              Counterparts. This Agreement may be executed in any number of separate counterparts, including by e-signature, each of which shall collectively and separately constitute one agreement. Executed counterparts may be delivered electronically.

17.              Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be delivered to each of them at the address first above written; or if sent to the Company, will be delivered to Synchrony Card Funding, LLC, 777 Long Ridge Road, Stamford, Connecticut 06902, Attention: Paul Clancy, Vice President.

18.              Non-Petition Covenant. Notwithstanding any prior termination of this Agreement, the Underwriters, prior to the date which is one year and one day after the payment in full of all obligations issued by the Issuer or any other special purpose entity formed by the Company, shall not acquiesce, petition or otherwise invoke or cause the Company or the Bank to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company or the Bank under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Bank, as applicable, or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or the Bank.

19.              Financial Services Act. Each Underwriter represents and agrees:

(a)               that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Company;

(b)               that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom;

(c)               it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any offered notes to any UK Retail Investor in the United Kingdom; and

(d)               it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any EEA Retail Investor in the European Economic Area.

For purposes of clauses (c) and (d) above, (i) the expression “UK Retail Investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended) or (ii) not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as amended), (ii) the expression “EEA Retail Investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended), and (iii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase, buy (in the case of the United Kingdom) or subscribe the Notes.

20.              Absence of Fiduciary Relationship. Each of the Company and the Bank acknowledges and agrees that:

(a)               the Underwriters have been retained solely to act as underwriters in connection with the sale of the Notes and that no fiduciary, advisory or agency relationship between the Company or the Bank and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or the Bank on other matters and the Company and the Bank agree that they are solely responsible for making their own judgments in connection with the offering;

(b)               the price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and each of the Company and the Bank is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)               it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Bank and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Bank by virtue of any fiduciary, advisory or agency relationship; and

(d)               it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Bank in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Bank, including stockholders, employees or creditors of the Company or the Bank.

21.              Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 21, (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Bank and the Representatives.

Very truly yours,

SYNCHRONY CARD FUNDING, LLC

By:	/s/ Christopher Coffey
	Name:	Christopher Coffey
	Title:	Vice President

SYNCHRONY BANK

By:	/s/ Eric Duenwald
	Name:	Eric Duenwald
	Title:	Senior Vice President & Treasurer

S-1

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

BofA Securities, Inc.,

individually and as Representative of the several Underwriters

By:	/s/ Lauren Burke Kohr

Name: Lauren Burke Kohr
Title: Managing Director

Barclays Capital Inc.,

individually and as Representative of the several Underwriters

By:	/s/ Eric Chang

Name: Eric Chang
Title: Managing Director

Wells Fargo Securities, LLC,

individually and as Representative of the several Underwriters

By:	/s/ Austin Vanassa

Name: Austin Vanassa
Title: Managing Director

S-2

Annex I to Underwriting Agreement

SYNCHRONY CARD ISSUANCE TRUST

SYNCHRONYSERIES

Class A(2026-3)

ASSET BACKED NOTES

Series Designation:

SynchronySeries.

Registration Statement:

No. 333-280854.

Title of Securities:

Synchrony Card Issuance Trust, SynchronySeries Class A(2026-3) Notes (the “Notes”).

Initial Principal Amount of Notes:

$750,000,000.

Expected Date of Terms Document: November 16, 2026.

Expected Date of Risk Retention Agreement: November 16, 2026.

Interest Rate or Formula: 5.13%.

Date of Sale:

1:47 p.m., New York City time on November 9, 2026.

Date of Sale Information:

(1) The Preliminary Prospectus dated November 4, 2026 for the SynchronySeries Class A(2026-3) Notes (the “Preliminary Prospectus”), filed pursuant to Rule 424(h) of the Securities Act of 1933 on November 4, 2026, including the reports and documents incorporated by reference into the Preliminary Prospectus and (2) the Ratings FWP dated November 4, 2026, filed in accordance with Rule 433 of the Securities Act of 1933 on November 4, 2026, which discloses the expected ratings to be assigned to the Notes by the nationally recognized statistical rating organizations hired by Synchrony Bank.

Annex I

Underwriter Information:

“Underwriters’ Information” shall mean the statements set forth on the cover page of the Prospectus on the line across from “Price to public,” in the table listing the Underwriters and the “Principal Amount of Offered Notes” under the heading “Underwriting” in the Prospectus, in the table listing the concession and reallowance percentages under the heading “Underwriting” in the Prospectus, in the table listing the amount of the Underwriter’s discounts and commissions under the heading “Underwriting” in the Prospectus and in the penultimate paragraph under the heading “Underwriting” in the Prospectus.

Terms of Sale:

The purchase price for the Notes to the Underwriters will be 99.73413% of the aggregate principal amount of the Notes.

The Underwriters will offer the Notes to the public at a price equal to 99.98413% of the aggregate principal amount of the Notes.

Closing Date: November 16, 2026, or such other date as may be agreed upon in writing.

Time of Delivery: 10:30 a.m., New York Time, on the Closing Date, or at such other time as may be agreed upon in writing.

Underwriter Allocations

	PRINCIPAL AMOUNT	PURCHASE PRICE
BofA Securities, Inc.	$212,500,000	$211,935,026
Barclays Capital Inc.	$212,500,000	$211,935,026
Wells Fargo Securities, LLC	$212,500,000	$211,935,026
Academy Securities, Inc.	$22,500,000	$22,440,179
Blaylock Van, LLC	$22,500,000	$22,440,179
J.P. Morgan Securities LLC	$22,500,000	$22,440,179
Mischler Financial Group, Inc.	$22,500,000	$22,440,179
RBC Capital Markets, LLC	$22,500,000	$22,440,179

Annex I